                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

                                        /s/ Arthur Andersen LLP
                                        ________________________________________
                                        ARTHUR ANDERSEN LLP

Los Angeles, California

June 18, 1999